UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2016 (May 11, 2016)
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MEAD JOHNSON NUTRITION COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 832-2420

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

The Company held its 2016 Annual Meeting on May 11, 2016. Of the 186,655,376 shares of common stock outstanding and entitled to vote as of the March 21, 2016 record date, 162,732,699 shares were represented in person or by proxy at the 2016 Annual Meeting. A summary of the final voting results for each of the four matters voted upon by the stockholders at the 2016 Annual Meeting is set forth below.

1.	Stockholders elected each of the 13 nominees for director to serve on the Board of Directors for a term to expire at the 2017 annual meeting of stockholders based upon the following votes:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Steven M. Altschuler, M.D.	156,118,991	1,239,620	49,531	5,324,557
Howard B. Bernick	156,817,586	534,673	55,883	5,324,557
Kimberly A. Casiano	157,174,219	187,115	46,808	5,324,557
Anna C. Catalano	156,866,104	489,502	52,536	5,324,557
Celeste A. Clark, Ph.D.	157,179,965	169,037	59,140	5,324,557
James M. Cornelius	155,886,450	1,472,024	49,668	5,324,557
Stephen W. Golsby	156,726,713	628,386	53,043	5,324,557
Michael Grobstein	156,089,227	1,264,805	54,110	5,324,557
Peter Kasper Jakobsen	156,538,349	808,595	61,198	5,324,557
Peter G. Ratcliffe	157,132,726	221,400	54,016	5,324,557
Michael A. Sherman	157,136,093	217,213	54,836	5,324,557
Elliott Sigal, M.D., Ph.D.	156,414,526	944,800	48,816	5,324,557
Robert S. Singer	156,395,868	929,127	83,147	5,324,557

2.	Stockholders approved, on an advisory basis, the compensation paid to the Company's named executive officers based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
148,328,056	4,887,190	4,192,896	5,324,557

3.	Stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2016 based upon the following votes:

Votes For	Votes Against	Abstentions
161,641,425	1,012,657	78,617

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mead Johnson Nutrition Company

Date: May 11, 2016	By:	/s/ Patrick M. Sheller
Patrick M. Sheller
Senior Vice President, General Counsel and Secretary